UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

October 10, 2014
Date of Report (Date of earliest event reported)

Viad Corp
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective as of October 10, 2014, Viad Corp (the “Company”) entered into an amendment (the “Amendment”) to the Company’s $130,000,000 Amended and Restated Credit Agreement, dated as of May 18, 2011 (the “Credit Agreement”), with the lenders named in the Credit Agreement and JP Morgan Chase Bank, National Association, as administrative agent (collectively, the “Lenders”). The Amendment increases the Company’s credit facility level under the Credit Agreement from $130,000,000 to $180,000,000. Other than in respect of the Credit Agreement and the Amendment, the Company and its affiliates do not have any material relationships with the Lenders, except for JPMorgan Chase Bank, National Association and Bank of America, N.A., with which the Company has commercial banking relationships, and Wells Fargo Bank, N.A., which performs shareowner services for the Company and with which the Company has a commercial banking relationship. A copy of the Amendment is attached hereto as Exhibit 4 and is incorporated by reference herein.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

4 – Amendment No. 3, effective as of October 10, 2014, to the $130,000,000 Amended and Restated Credit Agreement, dated as of May 18, 2011, by and among Viad Corp, JPMorgan Chase Bank, N.A., as administrative agent, and the lender parties thereto.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

October 14, 2014	By:	/s/ Leslie S. Striedel
Leslie S. Striedel
Chief Accounting Officer